For the semi-annual period ended May 31, 2004.
File number 811-03175
Jennison Sector Funds, Inc.


SUB-ITEM 77D
Policies With Respect to Security Investment

JENNISON SECTOR FUNDS, INC.
Jennison Financial Services Fund
Jennison Health Sciences Fund
Jennison Technology Fund

__________________________________________________________

Supplement dated March 12, 2004
to the Prospectus and Statement of Additional Information dated February 2, 2004

The following information supercedes any contrary information contained in the Prospectus or in the statement of additional information (SAI), in particular, the section of the Prospectus entitled
"How to Buy, Sell and Exchange Shares of the Funds," and the section of the SAI entitled "Purchase, Redemption and Pricing of Fund Shares:"

	Effective on March 15, 2004, Class A shares purchased on or after March 15, 2004 will be subject to a maximum initial sales charge of 5.50%.
Effective on March 15, 2004, all investors who purchase Class A shares in an amount of $1 million or more and sell these shares within 12 months of purchase are subject to a contingent deferred sales charge (CDSC) of 1%, including investors who purchase their shares through broker-dealers affiliated with Prudential Financial, Inc. The CDSC is waived for certain retirement and/or benefit plans.
To reflect these changes, the following
sections of the Prospectus are amended as indicated:

The section of the Prospectus entitled "Risk/Return Summary
-- Fees and Expenses" is amended with
the following:

Shareholder Fees1 (paid directly from your investment)

Class A
Maximum sales charge (load) imposed on purchases (as a
percentage of offering
price)
5.50%
Maximum deferred sales charge (load) (as a percentage of the lower of original purchase price or sale proceeds)
1%2
Maximum sales charge (load) imposed on reinvested dividends and other distributions
None
Redemption fees
None
Exchange fee
None
	1Your broker may charge you a separate or additional fee for purchases and sales of shares.
             2 Investors who purchase $1 million or more of Class A shares and sell these shares within
	  12 months of purchase are subject to a contingent deferred sales charge (CDSC) of 1%.



The section of the Prospectus entitled "Risk/Return Summary
-- Fees and Expenses -- Example" is
amended with the following:

	This example will help you compare the fees and expenses of Class A shares of a Fund with the other share classes of that Fund and compare the cost of investing in Class A shares of each Fund with the cost of investing in other mutual funds.

	The example assumes that you invest $10,000 in a
Fund's Class A shares for the time periods
indicated and then sell all of your shares at the end of
those periods.  The example also assumes
that your investment has a 5% return each year and that
each Fund's operating expenses   remain the
same, except for any contractual distribution and service
(12b-1) fee waivers and overall expense
limitations that may be in effect. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

         Jennison Financial Services Fund

1 YR
3 YRS
5 YRS
10 YRS
Class A shares
$ 706
$1,033
$1,383
$2,366
         Jennison Health Sciences Fund

1 YR
3 YRS
5 YRS
10 YRS
Class A shares
$ 691
$ 989
$1,309
$2,211
         Jennison Technology Fund

1 YR
3 YRS
5 YRS
10 YRS
Class A shares
$ 733
$1,117
$1,525
$2,660


The section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Funds -- Step
2:  Choose a Share Class" is amended with the following:

Step 2:  Choose a Share Class

Individual investors can choose among Class A, Class B,
Class C and Class Z shares of a Fund,
although Class Z shares are available only to a limited group of investors.

Multiple share classes let you choose a cost structure that meets your needs:

*	Class A shares purchased in amounts of less than
$1 million require you to pay a sales
charge at the time of purchase, but the operating expenses
of Class A shares are lower
than the operating expenses of Class B and Class C shares.
Investors who purchase $1
million or more of Class A shares and sell these shares
within 12 months of purchase are
subject to a CDSC of 1%.
*	Class B shares do not require you to pay a sales
charge at the time of purchase, but do
require you to pay a sales charge if you sell your shares
within six years (that is why
it is called a CDSC).  The operating expenses of Class B
shares are higher than the
operating expenses of Class A shares.
*	Class C shares do not require you to pay a sales
charge at the time of purchase, but do
require you to pay a sales charge if you sell your shares within 12 months of purchase.
The operating expenses of Class C shares are higher than the operating expenses of Class
A shares.

	When choosing a share class, you should consider the following factors:

*	The amount of your investment and any previous or
planned future investments, which may
qualify you for reduced sales charges for Class A shares under Rights of Accumulation or a Letter of Intent.
*	The length of time you expect to hold the shares
and the impact of varying distribution
fees. Over time, these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. For this reason, Class C shares may not be appropriate for investors who plan to hold their shares
for more than 4 years.
*	The different sales charges that apply to each share
class -- Class A's front-end sales
charge vs. Class B's CDSC vs. Class C's low CDSC.
*	The fact that Class B shares automatically convert
to Class A shares approximately seven
years after purchase.
*	Class B shares purchased in amounts greater than
$100,000 are generally less
advantageous than purchasing Class A shares.  Effective on
or about April 12, 2004,
purchase orders for Class B shares exceeding these amounts
generally will not be
accepted.
*	Class C shares purchased in amounts greater than
$1 million are generally less
advantageous than purchasing Class A shares.  Effective on
or about April 12, 2004,
purchase orders for Class C shares above these amounts generally will not be accepted.
*	Because Class Z shares have lower operating expenses
than Class A, Class B or Class C
shares, you should consider whether you are eligible to purchase Class Z shares.

See "How to Sell Your Shares" for a description of the impact of CDSCs.

Some investors purchase or sell shares of a Fund through financial intermediaries and broker-dealers who maintain omnibus accounts that aggregate the orders of multiple investors and forward the aggregate orders to the Fund. Although the Funds are unable to monitor or enforce the above limitations for underlying shareholders submitting orders through omnibus accounts, each Fund has advised the financial intermediaries and broker-dealers who maintain such accounts of these limitations.


The section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Funds -- Share
Class Comparison" is amended with the following:





Class A
Minimum purchase amount1
$1,000
Minimum amount for subsequent purchases1
$100
Maximum initial sales charge
5.50% of the public
offering price
Contingent Deferred Sales Charge (CDSC)2
1%3
Annual distribution and service (12b-1) fees shown as a percentage of average net assets4
..30 of 1%
1The minimum investment requirements do not apply to certain retirement and employee savings plans and custodial accounts for minors. The minimum initial and subsequent investment for purchases made through the Automatic Investment Plan is $50. For more information, see "Step 4: Additional Shareholder Services-- Automatic Investment Plan."
2 For more information about the CDSC and how it is calculated, see "How to Sell Your
Shares--Contingent Deferred Sales Charge (CDSC)."
3Investors who purchase $1 million or more of Class A shares and sell these shares within
12 months of purchase are subject to a CDSC of 1%.
                4These distribution and service fees are paid from a Fund's assets on a continuous basis.
  The service fee for Class A, Class B and Class C shares is .25 of 1%. The distribution fee for Class A shares is limited to .30 of 1% (including the .25 of 1% service fee) and is .75 of 1% for each of Class B and Class C shares. The Distributor of each Fund has voluntarily agreed to reduce its distribution and service (12b-1) fees for Class A shares to .25 of 1% of the average daily net assets of the Class A shares. This fee reduction may be discontinued partially or completely at any time.


Please consult your prospectus for footnotes not listed in the above tables.

The section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Funds -- Reducing or Waiving Class A's Initial Sales Charge--Increase the Amount of Your Investment" is amended with the following:


AMOUNT OF PURCHASE
SALES CHARGE AS % OF
OFFERING PRICE
SALES CHARGE AS % OF
AMOUNT INVESTED
DEALER ALLOWANCE
Less than $25,000
5.50%
5.82%
5.00%
$25,000 to $49,999
5.00%
5.26%
4.50%
$50,000 to $99,999
4.50%
4.71%
4.00%
$100,000 to $249,999
3.75%
3.90%
3.25%
$250,000 to $499,999
2.75%
2.83%
2.50%
$500,000 to $999,999
2.00%
2.04%
1.75%
$1 million to $4,999,999*
None
None
1.00%**
*If you invest $1 million or more, you can buy only
Class A shares, unless you qualify to buy Class
Z shares. If you purchase $1 million or more of Class A shares and sell these shares within 12 months of purchase, you will be subject to a 1% CDSC.
**For investments of $5 million to $9,999,999, the dealer allowance is 0.50%. For investments of $10 million and over, the dealer allowance is 0.25%.

	Note: Effective on or about April 12, 2004, the value of shares held in the American
	Skandia Advisor Funds will be included for purposes of determining Rights of
	Accumulation and Letters of Intent.


MF188C1

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